FOLEY & LARDNER

                                ATTORNEYS AT LAW

CHICAGO                           FIRSTAR CENTER                      SACRAMENTO
DENVER                       777 EAST WISCONSIN AVENUE                 SAN DIEGO
JACKSONVILLE              MILWAUKEE, WISCONSIN 53202-5367          SAN FRANCISCO
LOS ANGELES                   TELEPHONE (414) 271-2400               TALLAHASSEE
MADISON                       FACSIMILE (414) 297-4900                     TAMPA
MILWAUKEE                                                       WASHINGTON, D.C.
ORLANDO                                                          WEST PALM BEACH

                               September 27, 1999


Wisconsin Power and Light Company
222 West Washington Avenue
Madison, WI  53703


Ladies and Gentlemen:

         We have acted as counsel for Wisconsin Power and Light Company, a Wisconsin corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-3, including the Prospectus constituting a part thereof (such Registration Statement is referred to herein as the "Registration Statement"), as filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), and relating to the issuance and sale of up to $100,000,000 principal amount of unsecured debt securities (the "Debentures") by the Company in the manner set forth in the Registration Statement. The Debentures will be issued under the Indenture, dated as of June 20, 1997, between the Company and Firstar Trust Company (now known as Firstar Bank Milwaukee, N.A.), as Trustee (the "Indenture"), and a supplemental indenture (the "Supplemental Indenture") or an officers' certificate (the "Officers' Certificate"), as the case may be, providing for the issuance of the Debentures.

         In connection with our representation, we have examined: (a) the Registration Statement, including the Prospectus; (b) the exhibits (including those incorporated by reference) constituting a part of said Registration Statement; (c) the Restated Articles of Organization and Bylaws of the Company, as amended to date; and (d) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

         Based on the foregoing, we are of the opinion that:

         1. The Company is a validly existing corporation under the laws of the State of Wisconsin.

         2. The Debentures, when executed, authenticated and issued in accordance with the resolutions adopted by the Board of Directors of the Company on July 30, 1999 and in the manner and for the consideration contemplated by the Registration Statement, will be

FOLEY & LARDNER
     Wisconsin Power and Light Company
     September 24, 1999
     Page 2



legally issued and valid and binding obligations of the Company enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy or other applicable laws affecting the enforcement of creditors' rights generally or the application of equitable principles; provided, that prior to the issuance of the Debentures there shall be taken various proceedings in the manner contemplated by us as counsel, which include the following:

                  (a) The completion of the requisite procedure under the applicable provisions of the Securities Act and the Trust Indenture Act of 1939, as amended;

                  (b) The completion of the requisite procedure relating to the authorization by the Public Service Commission of Wisconsin of the issuance and sale of the Debentures;

                  (c) The further authorization by one or more specified senior executive officers of the Company of the Supplemental Indenture or the Officers' Certificate, as the case may be, relating to the Debentures, issuance of the Debentures and related matters; and

                  (d) The execution and delivery of the Supplemental Indenture or the Officers' Certificate, as the case may be, and the filing of other documents and the taking of other actions provided in the Indenture with respect to the issuance of additional unsecured debt securities thereunder.

         We consent to the use of this opinion as an exhibit to the Registration Statement and to the references to our firm therein. In giving our consent, we do not admit that we are "experts" within the meaning of Section 11 of the Securities Act or wi thin the category of persons whose consent is required by
Section 7 of the Securities Act.

                                       Very truly yours,


                                       FOLEY & LARDNER